Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 4 TO SECOND LIEN CREDIT AGREEMENT

This AMENDMENT NO. 4 TO SECOND LIEN CREDIT AGREEMENT (this “Amendment”) is dated as of August 5, 2015 and effective as of June 30, 2015 (the “Amendment No. 4 Effective Date”) and is entered into by and among FULL HOUSE RESORTS, INC., a Delaware corporation (“Borrower”), the parties to the Second Lien Credit Agreement as lenders (the “Lenders”) and ABC FUNDING, LLC, as administrative agent (in such capacity, the “Administrative Agent”), and, solely for purposes of Section IV hereof, the Guarantors listed on the signature pages hereto, and is made with reference to that SECOND LIEN CREDIT AGREEMENT, dated as of October 1, 2012 (as amended by Amendment No. 1 to Second Lien Credit Agreement dated as of August 26, 2013, by Amendment No. 2 to Second Lien Credit Agreement dated as of July 18, 2014 and by Amendment No. 3 to Second Lien Credit Agreement dated as of January 9, 2015, the “Credit Agreement”), by and among Borrower, the Lenders and the Administrative Agent. Capitalized terms used herein without definition shall have the meanings given such terms in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Borrower requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided for herein;

WHEREAS, subject to the conditions set forth herein, the Required Lenders are willing to agree to such amendment relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.    AMENDMENTS TO CREDIT AGREEMENT

1.1.    Amendments to Section 1.01: Defined Terms.

(a)Effective as of the Amendment No. 4 Effective Date, the definition of “Adjusted EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

““Adjusted EBITDA” shall mean, for any four fiscal quarter period, (a) Net Income for such period, plus (b) to the extent deducted in determining Net Income of the Borrower Parties for such period, the sum of the following for such period (without duplication): (i) Interest Expense, (ii) provisions for income taxes, (iii) depreciation and amortization expenses, (iv) extraordinary losses (including non-cash impairment charges), (v) stock compensation expense, (vi) acquisition costs related to the Fitz Casino in Tunica, Mississippi that are required to be expensed in accordance with GAAP for any fiscal quarter in fiscal year 2014 in an aggregate amount not to exceed $325,000; (vii) costs related to the Borrower’s S-1 2014 Registration Statement filing that are required to be expensed in accordance with GAAP for any quarter in fiscal year 2014 in an aggregate amount not to exceed $650,000; (viii) Management Transition Expenses in an aggregate amount not to exceed $2,500,000 over the life of this Agreement and (ix) pre-opening and development expenses for the construction of the Silver Slipper Hotel not to exceed $300,000, minus (c) to the extent added in determining Net Income of the Borrower Parties for such period, extraordinary gains, minus (d) the portion of Net Income for such period attributable to any Joint Venture or any other Person (other than a Subsidiary) in which any Borrower Party has ownership interest, except to the extent that any such Net Income has been actually received by such Borrower Party in the form of cash dividends or distributions.

Pro forma credit shall be given for an Acquired Person’s Adjusted EBITDA as if owned on the first day of the applicable period; companies (or identifiable business units or divisions) sold, transferred or otherwise disposed of during any period will be treated as if not owned during the entire applicable period.”

(b)Effective as of the Amendment No. 4 Effective Date, Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in proper alphabetical sequence:

““Applicable Rate” means, as of the date of determination, the rate per annum, set forth opposite the Total Leverage Ratio of the Borrower that was specified in the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 5.01(a)(iv) and set forth below:

Total Leverage Ratio	Rate
Greater than or equal to 6.25 to 1.00	At the borrower's option, either (i) 14.75% in cash or (ii) 14.25% in cash and 1.00% in kind
Greater than or equal to 5.25 to 1.00 and less than 6.25 to 1.00	14.25% in cash
Greater than or equal to 4.75 to 1.00 and less than 5.25 to 1.00	13.75% in cash
Less than 4.75 to 1.00	13.25% in cash

If the Total Leverage Ratio specified in any Compliance Certificate is greater than or equal to 6.25 to 1.00, the Borrower shall provide written notice to the Administrative Agent and each Lender contemporaneously with the delivery of such Compliance Certificate of the Borrower’s election to either pay interest solely in cash or pay interest partially in cash and partially in kind, in each case as provided for in this definition and Section 2.01(g)(i); provided that if the Borrower fails to make any such election, the Borrower shall be deemed to have elected to pay all such interest solely in cash. Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the fifth (5th) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(a)(iv) with respect to any fiscal quarter; provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then the highest Applicable Rate set forth above shall apply as of the date of the failure to deliver such Compliance Certificate until such date as the Borrower delivers such Compliance Certificate in form and substance reasonably acceptable to the Administrative Agent and thereafter the Applicable Rate shall be based on the Total Leverage Ratio indicated on such Compliance Certificate until such time as the Applicable Rate is further adjusted as set forth in this definition. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Total Leverage Ratio reported in any Compliance Certificate shall be determined by the Borrower or the Administrative Agent to have been incorrectly reported and if correctly reported would have resulted in a higher Applicable Rate, then the Applicable Rate shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Total Leverage Ratio been correctly reported in such Compliance Certificate and the additional amounts resulting therefrom shall be due and payable upon demand from the Administrative Agent or any Lender (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower Party under any Debtor Relief Laws, automatically and without further action by the Administrative Agent or any Lender) The Borrower’s obligations to pay such additional amounts shall survive the payment and performance of all other Obligations and the termination of this Agreement. This paragraph shall not limit the rights of the Administrative Agent or any Lender hereunder. Determinations by the Administrative Agent shall be conclusive absent manifest error.”

(c)    Effective as of the Amendment No. 4 Effective Date, Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in proper alphabetical sequence:

““Capitalized Interest” shall have the meaning given to that term in Section 2.01(g)(i).”

(d)    Effective as of the Amendment No. 4 Effective Date, the definition of “Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

““Fixed Charge Coverage Ratio” shall mean, as at any date of determination, with respect to the Borrower Parties for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date, Adjusted EBITDA, plus (i) Rent Expense, minus (ii) the aggregate amount of non-financed Capital Expenditures (excluding non-financed Capital Expenditures in an amount not to exceed $9,100,000 incurred to construct a hotel adjacent to the Silver Slipper), minus (iii) the aggregate amount of Distributions made during such period; minus (iv) cash taxes required to be paid during such period, divided by (b) Fixed Charges for such period.”

(e)    Effective as of the Amendment No. 4 Effective Date, Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in proper alphabetical sequence:

““Prepayment Premium” shall have the meaning given to that term in Section 2.06(d).”

(f)    Effective as of the Amendment No. 4 Effective Date, Section 2.01(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(e)    Interest Rates. The Borrower shall pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until paid in full, at the Applicable Rate, payable monthly in arrears.”

(g)    Effective as of the Amendment No. 4 Effective Date, Section 2.01(g)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(i)    Interest - All Loans. The Borrower shall pay accrued interest on the unpaid principal amount of each Term Loan Borrowing in arrears monthly on the last Business Day of each month and on the Maturity Date. Such interest shall be paid in cash, except that, in accordance with the definition of Applicable Rate, the Borrower may elect to pay up to 1.00% per annum in kind by capitalizing such interest (all such accrued interest capitalized from time to time is referred to herein as “Capitalized Interest”) and adding such Capitalized Interest to the principal amount of the Term Loans. Capitalized Interest shall be deemed for all purposes to be principal of the Term Loans (including with respect to the calculation of the Prepayment Premium and with respect to the accrual of interest on any Capitalized Interest amounts), and interest shall begin to accrue on Capitalized Interest beginning on and including the interest payment date on which such Capitalized Interest is added to the principal amount of the Term Loans (including prior Capitalized Interest). All interest that is not paid when due shall be due on demand.”

(h)    Effective as of the Amendment No. 4 Effective Date, Section 2.06(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(d)    Call Premium. In the event that, on or after the Closing Date, the Borrower voluntarily prepays all or any portion of the Term Loans or prepays all or any portion of the Term Loans in connection with any payment under Section 2.06(c), the Borrower shall pay to the Administrative Agent for the ratable account of each of the applicable Lenders whose Term Loans are so prepaid or repaid a prepayment premium (the “Prepayment Premium”) in the amount of (i) 7.00% of the aggregate principal amount of the Term Loans so prepaid if such prepayment occurs prior to the first anniversary of the Closing Date, (ii) 4.00% of the aggregate principal amount of the Term Loans so prepaid if such prepayment occurs on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, (iii) 2.00% of the aggregate principal amount of the Term Loans so prepaid if such prepayment occurs on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, (iv) 1.00% of the aggregate principal amount of the Term Loans so prepaid if such prepayment occurs on or after the third anniversary of the Closing Date and prior to January 1, 2016, (v) 0.50% of the aggregate principal amount of the Term Loans so prepaid if such prepayment occurs on or after January 1, 2016 and prior to April 1, 2016, and (vi) 0.00% on or after April 1, 2016. The Prepayment Premium shall be due and payable on the date of a prepayment (whether or not an Event of Default is occurring and prior to and after acceleration of the Loans). Notwithstanding anything herein to the contrary, the Prepayment Premium shall not be due and payable in a refinancing of all of the outstanding Term Loans to the extent such refinancing is provided by the Lenders or their affiliated funds.”

(i)    Effective as of the Amendment No. 4 Effective Date, Section 5.03 of the Credit Agreement is hereby amended in its entirety to read as follows:

“5.03    Financial Covenants. So long as any Loan remains unpaid, or any other Obligation remains unpaid, or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance, with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:

(a)    Total Leverage Ratio. The Borrower shall not permit the Total Leverage Ratio as of the last day of any fiscal quarter to be greater than the ratio set forth opposite the applicable period below:

Applicable Period	Maximum Total Leverage Ratio
June 30, 2015 through and including September 29, 2015	7.10 to 1.00
September 30, 2015 through and including December 30, 2015	7.00 to 1.00
December 31, 2015 through and including March 30, 2016	6.60 to 1.00
March 31, 2016 through and including June 29, 2016	6.40 to 1.00
June 30, 2016 through and including September 29, 2016	6.10 to 1.00
September 30, 2016 through the Maturity Date	5.75 to 1.00

(b)    First Lien Leverage Ratio. The Borrower shall not permit the First Lien Leverage Ratio as of the last day of any fiscal quarter to be greater than the ratio set forth opposite the applicable period below:

Applicable Period	Maximum First Lien Leverage Ratio
June 30, 2015 through and including September 29, 2015	5.10 to 1.00
September 30, 2015 through and including December 30, 2015	5.00 to 1.00
December 31, 2015 through and including March 30, 2016	4.60 to 1.00
March 31, 2016 through and including June 29, 2016	4.40 to 1.00
June 30, 2016 through and including September 29, 2016	4.25 to 1.00
September 30, 2016 through the Maturity Date	4.00 to 1.00

(c)    Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.00 to 1.00.

(d)    Capital Expenditures. The Borrower shall not permit the aggregate amount of Capital Expenditures made by the Loan Parties in any fiscal year (i) to exceed 5.25% of total revenues for the immediately preceding fiscal year or (ii) to be less than 1.425% of the total revenues for the immediately preceding fiscal year; provided, that the foregoing shall not include or limit capital expenditures in an aggregate amount not to exceed $17,500,000 to construct a hotel adjacent to Silver Slipper.

SECTION II.    CONDITIONS TO EFFECTIVENESS

Upon the satisfaction of all of the following conditions precedent, the amendment shall, retroactively as of the Amendment No. 4 Effective Date, become effective:

A.    Execution. Administrative Agent shall have received counterpart signature pages of this Amendment duly executed by the Borrower, the Guarantors and the Required Lenders.

B.    First Lien Credit Documents. Administrative Agent shall have received an acknowledgment of First Lien Lenders to this Amendment and an executed copy of Amendment No. 5 to First Lien Credit Agreement, in each case in form and substance satisfactory to the Required Lenders.

C.    Fees. The Administrative Agent shall have received for the benefit of the Lenders an amendment fee equal to 0.50% of the outstanding amount of Term Loans (the “Amendment Fee”). The Amendment Fee will be fully earned and due and payable on the Amendment No. 4 Effective Date and shall not be refundable under any circumstances.

D.    Other Amounts. The Administrative Agent shall have received all other amounts relating to the Amendment due and payable on or prior to the Amendment No. 4 Effective Date (including, without limitation, to the extent invoiced reasonable fees, disbursements and other charges of counsel to the Administrative Agent).

E.    Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party set forth in the Credit Documents and each other agreement to be executed and delivered by the Borrower or the other Loan Parties in connection herewith (collectively, together with this Amendment, the “Amendment Documents”) shall be true and correct in all material respects on and as of the Amendment No. 4 Effective Date (both before and after giving effect thereto), except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) to the extent that such representations and warranties are qualified by materiality, in which case such representations and warranties must be true in all respects.

F.    No Default. No Default or Event of Default shall have occurred and be continuing.

G.    Necessary Consents. Each Loan Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment, including the consent of the Indiana Gaming Commission, which will be ratified at the next meeting of the Indiana Gaming Commission.

H.    Closing Certificate. Administrative Agent shall have received a certificate of the Borrower, dated as of the Amendment No. 4 Effective Date, stating that the conditions set forth in this Section II have been satisfied.

I.    Flood Hazard Certificates. Administrative Agent shall have received flood hazard determination certificates for Silver Slipper Casino property, if required by Administrative Agent.

J.    Joinder Agreements. Administrative Agent and Lenders shall have received a Joinder Agreement (to the Guaranty) each in form and substance satisfactory to the Administrative Agent, by Robert and Louise Johnson, LLC, a Subsidiary of the Borrower.

K.    Other Documents. Administrative Agent and Lenders shall have received such other documents, information or agreements regarding Loan Parties as Administrative Agent may reasonably request.

SECTION III.    REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct:

A.    Corporate Power and Authority. Each Loan Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B.    Authorization; No Conflict. The execution, delivery and performance by each Loan Party of the Amendment Documents to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any law or regulation. The resolutions of the board of directors or managers of each Borrower and Guarantor delivered to Administrative Agent by such Borrower or Guarantor on the date of the effectiveness of the Credit Agreement have not been revoked and are in full force and effect.

C.    Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Loan Party of this Amendment and the performance by Borrower of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals which have been obtained or are scheduled to be ratified and, in each case, are in full force and effect on the date hereof.

D.    Binding Obligation. The Amendment Documents have been duly executed and delivered by each of the Loan Parties party thereto and each constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

E.    Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION IV.    ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document).

Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Amendment No. 4 Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V.    MISCELLANEOUS

A.    Reference to and Effect on the Credit Agreement and the Other Credit Documents.

(i)On and after the Amendment No. 4 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii)Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

(iv)This Amendment shall be deemed a “Loan Document” for all purposes under the Credit Agreement and the other Credit Documents.

B.    Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C.    Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

D.    Additional Collateral. Within 90 days after the Administrative Agent’s request therefor, Borrower shall cause Robert and Louise Johnson, LLC to grant a mortgage and security interest in its assets in favor of the Administrative Agent, provide a survey of the real estate assets, and provide a title insurance policy insuring the mortgage in the amount of the fair market value of the real estate.

E.    Counterparts. This Amendment may be executed in any number of counterparts (including by .pdf or other electronic format) and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FULL HOUSE RESORTS, INC.,

By:	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	President and Chief Executive Officer

GUARANTORS:

FULL HOUSE SUBSIDIARY, INC.

By:	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	President and Chief Executive Officer

FULL HOUSE SUBSIDIARY II, INC.

By:	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	President and Chief Executive Officer

GAMING ENTERTAINMENT (INDIANA) LLC
By:	Full House Resorts, Inc.,
a Delaware corporation,
its Manager

By:	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	President and Chief Executive Officer

GAMING ENTERTAINMENT (NEVADA) LLC

By:	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	President and Chief Executive Officer

STOCKMAN'S CASINO

By:	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	President and Chief Executive Officer

SILVER SLIPPER CASINO VENTURE LLC

By:	Full House Resorts, Inc.,
a Delaware corporation,
its Manager

By:	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	President and Chief Executive Officer

ABC FUNDING, LLC,
as Administrative Agent

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT PARTNERS CREDIT FUND, L.P.,
as a Lender

By:	Summit Partners Credit GP, L.P.
Its:	General Partner

By:	Summit Partners Credit GP, LLC
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT PARTNERS CREDIT FUND, A-1, L.P.,
as a Lender

By:	Summit Partners Credit GP A-1, L.P.
Its:	General Partner

By:	Summit Partners Credit GP A-1, LLC
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT INVESTORS I, LLC,
as a Lender

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT INVESTORS I (UK), L.P.,
as a Lender

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory

SUMMIT PARTNERS CREDIT OFFSHORE INTERMEDIATE FUND, L.P.,
as a Lender

By:	Summit Partners Credit GP, L.P.
Its:	General Partner

By:	Summit Partners Credit GP, LLC
Its:	General Partner

By:	/s/ James Freeland
Name:	James Freeland
Title:	Authorized Signatory